CONFIDENTIAL TREATMENT REQUESTED (CTR)

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SOFTWARE LICENSE AGREEMENT

This Software License Agreement (“Agreement”) is entered into this 21 day of August, 2002 (the “Effective Date”) by and between Smarte Solutions, Inc. (“Smarte”) with its principal place of business at 611 S. Congress Ave., Ste. 350, Austin, TX  78704 and Bit-Arts Limited (“Licensor”) with its principal place of business at 3rd floor 15 Middlepavement Nottingham England NG1 7DX.  The parties hereto agree as follows

1.

DEFINITIONS.

(a)

“Software” means a software product including all updates, upgrades, fixes, workarounds and the like, owned or licensed by Licensor and set forth in Appendix A (and any replacement products), together with the accompanying documentation.

(b)

“Bundled Product” means the Software bundled, embedded, incorporated or otherwise included with or as Smarte’s products, as more specifically described in Section 4(b).

(c)

“Custom Development” means custom software development services provided by Licensor at the request, and pursuant to the instructions and specifications of, Smarte.  Custom Development may be performed for Smarte, or for a customer of Smarte.

(d)

“Gross Revenue” means all amounts actually received by Smarte: as a result of (i) the distribution of the Bundled Product, or (where the Software is distributed on a standalone basis) as a result of the distribution of the Software, by Smarte or any sub-distributor appointed by Smarte, or (ii) Custom Development or Professional Services provided to an End User in respect of any Bundled Product or (where the Software is distributed on a standalone basis) in respect of the Software; less all amounts for refunds, returns, commissions, royalties or other fees paid to suppliers, chargebacks, write-offs, taxes, shipping, insurance and the like.

(e)

“Professional Services” means services provided by Smarte to an End User in respect of the Software.

(f)

“Support Services” means the maintenance and support services provided by Licensor as described in Section 3(d) and Appendix B.

(g)

“Field of Use” means any and all distribution of the Software (whether standalone or as the Bundled Product) with incorporation of Bit-Arts technologies into Smarte branded software systems sold into the wireline enterprise market on computers using DOS, Windows, Unix, Linux, Java or Apple operating systems.

(h)

Terms defined in Appendix B bear the meaning set out there.

2.

LICENSE.  Subject to all the provisions of this Agreement, Licensor grants to Smarte a:

(a)

Worldwide, exclusive (subject to Section 2(e)), license to market, and distribute the Software in the Field of Use, either on a standalone basis or as the Bundled Product, under Smarte’s trademarks or tradenames, directly or indirectly to end-user customers (“End Users”) in object code only and to make copies of the Software for purposes of such distribution.  Smarte will only distribute the latest Software version supplied to Smarte by Licensor hereunder. For the avoidance of doubt the exclusive rights granted to Smarte under this Agreement only include distribution and marketing of the Software in the Field of Use either on a stand alone basis when this is as part of a Smarte branded product/system, or as part of the Bundled Product.  For further avoidance of doubt distribution of the Software under any other circumstances (with the total exclusion of the Titan product which is reserved to Licensor and its distributors) falls outside the Field of Use.

(b)

Worldwide, non-exclusive license to market, and distribute the Software outside of the Field of Use, either on a standalone basis or as the Bundled Product, under Smarte’s trademarks or tradenames, directly or indirectly to end-user customers (“End Users”) in object code only and to make copies of the Software for purposes of such distribution.  Smarte will only distribute the latest Software version supplied to Smarte by Licensor hereunder.

(c)

Worldwide, non-exclusive license to modify and revise the Software and documentation solely for the purpose of integrating the Software with products owned or licensed by Smarte as far as this is necessary to create the Bundled Product.  Where any source code in the Software is required for such modification or revision, such work will be carried out by Licensor as contemplated by Section 3(a).

(d)

Worldwide, non-exclusive license to use and display the Software (whether standalone or as the Bundled Product) for the purpose of testing, demonstrating to or training employees, contractors, prospective sub-distributors or End Users.

(e)

The licences granted at Sections 2(a) to 2(d) above do not include marketing, distribution, use, display, modification or revision of the Software in relation to any wireless products for J2ME mobile devices using Encryptogen for Java (ME) or system or operating system where the wireless device is a mobile device that works on the 2 1/5 through 3G mobile phone network.

(f)

The license granted in Section 2(a) grants to Smarte the exclusive right to market and distribute the Software anywhere in the world for use by End Users in the Field of Use.  In order to avoid market conflict in the Field of Use, Licensor will discontinue, and will not pursue any, direct or indirect, marketing, distribution, licensing or sales efforts with respect to the Software in the Field of Use, but may continue, or to initiate, any marketing and distribution efforts it desires in other fields of use (e.g., 3G wireless).  The rights granted to Smarte under this Agreement do not apply to Licensor’s product known as "Titan" (a virus detection program) and Licensor may sell this product or appoint distributors for it.  The provisions of this Section will not apply to the agreement between Licensor and Xial Limited (Xial Limited - Number 04353034, registered office 3 Firs Close Whitchurch Aylesbury Buckinghamshire HP22 4LH (“Xial”)) for distribution of Titan or to any replacement for such agreement with Xial.  Where the agreement with Xial is terminated, Licensor may appoint an alternative distributor to replace Xial as a distributor of Titan (and again this will not be in breach of this Section), but will offer Smarte a right of first refusal for such position provided that if Smarte and the Licensor have not reached agreement within 60 days from the date of notification, Licensor will be free to approach and contract with third parties. However, Licensor agrees that it will not otherwise market and/or deliver the Titan product to the market in a competitive manner with the Software or any Bundled Product and any agreement Licensor executes with a third party relating to distribution of the Titan software for use on stand-alone equipment will be drafted in such a manner as to not be in breach of this provision.  At any time after the first nine (9) months following the date the Bundled Product is completed in accordance with Section 4(b), Licensor may provide ninety (90) days’ written notice to Smarte that Licensor desires the exclusive licensed granted in Section 2(a) to be revised to a non-exclusive license.  Automatically upon completion of such 90-day notice period, the license granted in Section 2(a) shall become non-exclusive.  Notwithstanding anything else in this Agreement the rights granted to Smarte in respect of the Software do not include a right for Smarte to license the Licensor's Titan software product as a stand-alone product and Smarte will not market or distribute the Software as a product whose sole function is as a stand alone, software product that provides protection from virus, cracking or hacking to personal computers, laptops or similar equipment, which enables end-users to protect their computer’s contents (as opposed to a product that protects these functions as well as other functions including, without limitation, protects software products during delivery and/or in use).

(g)

Title and ownership rights to the Software including any modified or revised version created pursuant to Section 2(b) above will remain exclusively with Licensor, but for the avoidance of doubt, ownership rights in any products bundled, embedded, incorporated or otherwise included with the Software by Smarte to create the Bundled Product will remain with Smarte.

(h)

Smarte shall use commercially reasonable efforts to market and distribute the Software in the Field of Use.

(i)

Smarte will not use or deal with the Software except as contemplated by this Agreement.

(j)

Smarte may appoint sub-distributors for the marketing and distribution of the Software as contemplated by this Agreement.  Where it appoints sub-distributors, Smarte will be primarily liable for the acts or omissions of any sub-distributor that it appoints as if those actions or omissions of the sub-distributor were the actions or omissions of Smarte under this Agreement.  If Smarte has an ownership stake in any such sub-distributor, Smarte shall obtain Licensor’s written consent, not to be unreasonably withheld or delayed, prior to making such appointment.

(k)

Smarte will notify Licensor promptly if it becomes aware of any unauthorized use of the whole or any part of the Software.

(l)

Smarte will use commercially reasonable efforts to ensure that any product with which the Software is bundled as part of a Bundled Product is of good quality

(m)

Smarte will offer maintenance services to all End-Users of the Software.

(n)

Smarte will charge End-Users for new Software Releases and for all distribution of the Software and for any Professional Services or Custom Development.

(o)

Unless it has prior written consent from Licensor, such consent not to be unreasonably withheld or delayed, Smarte will only distribute the Software to End-Users on terms materially the same as those set out at Appendix D.  Smarte will use commercially reasonable endeavours, to enforce such End-User terms and conditions in respect of the Software the method of such enforcement to be at the sole discretion of Smarte.

(p)

Smarte shall not, nor permit anyone else to, directly or indirectly: reverse engineer, disassemble, decompile or otherwise attempt to discover the source code or structure, sequence and organization of the Software (except where the foregoing is required by applicable local law, and then only to the extent so permitted).

3.

LICENSOR OBLIGATIONS.

(a)

Integration.  Licensor shall use good faith efforts to assist Smarte in integrating the Software with Smarte’s products to create the Bundled Product, including, without limitation, providing personnel, resource, materials and other items reasonably necessary to complete the Bundled Product in a timely manner.

(b)

Research and Development.  Licensor shall be responsible for ongoing research, development and feature upgrades of the Software.  Licensor shall perform such research and development and shall use reasonable commercial efforts to develop upgrades and new versions of the Software to seek to ensure that the Software keeps pace with technological and other advances and continues to address the needs of the market.  Licensor shall also be responsible for providing fixes for bugs, cracks or other problems related to the Software as contemplated by the Support Services.

(c)

Custom Development. Where agreed between the parties from time to time Licensor will provide Custom Development services in connection with the Software which will be paid for by Smarte at the rates set out in Appendix C, at Smarte’s reasonable request pursuant to written work descriptions.  Licensor will not unreasonably withhold its agreement to the provision of such services.

(d)

Support Services.  Licensor will provide Support Services, which will be paid for by Smarte at the rates set out in Appendix C, in accordance with Appendix B.  Licensor agrees to deliver beta code of all future versions and future products in beta form, as early as possible, in order for Smarte to test these for inclusion into its offerings.

(e)

Training. Within the first three (3) months of the Effective Date, at the times and locations reasonably requested by Smarte, Licensor shall make available to Smarte at least three (3) full days of training at no charge. Within thirty days of every new Software Release Licensor shall make available to Smarte at least one (1) full day of training at no charge.  This process will be mutually agreed on for new Software Releases at the time such new Software is delivered to Smarte.

(f)

Escrow.  Licensor shall deposit the source code of the Software into escrow in the United Kingdom promptly after execution of this Agreement and will diligently maintain the escrow account thereafter, ensuring that all upgrades, revisions and new versions of the Software, and new Software, are likewise deposited.  In the event an End User requests escrow of the Software in the United States, Licensor shall promptly comply with such request and deposit the source code of the Software in the United States.  Licensor agrees that source code, documentation, build and make files and knowledge of the development environment will be delivered to Smarte in the event that (i) a petition to commence bankruptcy or composition proceedings regarding Licensor’s assets, or its equivalent under UK or other applicable law, is filed by or against Licensor and such petition is not dismissed within ninety (90) days of filing, (ii) Licensor becomes insolvent, liquidates its assets, makes an assignment for the benefit of creditors or admits in writing of its inability to pay its debts as they come due, (iii) Licensor fails to, or is unable to, perform the Support Services and has not corrected the situation within 30 days of written notice from Smarte requiring it to do so, or (iv) Smarte terminates this Agreement in accordance with Section 8(c).  Smarte is granted the right to periodically inspect the physical status and condition escrow contents to ensure that Licensor has complied with this Section.  Following release from Escrow, Smarte is hereby granted a currently effective, license during the remainder of the Initial Term and/or any Renewal Term of this Agreement and thereafter as expressly contemplated by this Agreement to use the source code of the Software solely to perform all obligations of Licensor, and exercise all rights of Smarte, under this Agreement in the Field of Use following release from escrow.

4.

PRICE AND PAYMENT.

(a)

As full consideration for the license and other rights granted herein and services provided by Licensor, Smarte will pay to Licensor the following amounts:

(i)

A fee of <**> within 5 working days of the Effective Date and another <**> upon completion of the Bundled Product.

(ii)

For each copy of the Software (whether on a standalone basis or as part of a Bundled Product) distributed by Smarte or any sub-distributor, Licensor shall receive a royalty of the greater of (i) <**>, or (ii) <**> of the Gross Revenue received by Smarte from the applicable End User. For the avoidance of any doubt the royalty of <**> is payable on the Gross Revenue received by Smarte from the applicable End User for the purchase of a system incorporating the Software either as a stand alone product or as the Bundled Product. This royalty is paid on the total system. For further avoidance of doubt, and subject to Section 10(a) it should be noted that in the normal course of business Smarte may make other sales which do not incorporate in any manner whatsoever Licensor's technology and Licensor shall not receive any royalty on any such sale.

(iii)

Fees for Custom Development and Professional Services are as set forth on Appendix C.

(b)

The parties will work together towards completion of the Bundled Product as contemplated by this Agreement.  For the purposes of this Section 4(b) and Section 4(a) above, the Bundled Product will be that described in the specification attached as Appendix E hereto.  When the parties believe that the Bundled Product is completed, Smarte will conduct tests on the Bundled Product to determine whether it performs in accordance with the specification and will give Licensor an opportunity to attend such tests.  On successful completion of the tests the parties will promptly sign off on the Bundled Product as being completed.

(c)

All royalties and fees are to be paid in United States currency.  Where the underlying price in respect of which any royalty or fee is so payable is stated in a currency other than US dollars, it shall be converted into US dollars by reference to the average of the relevant daily buying and selling rates of CitiBank, New York for the currency in question over the quarter in question.  All sales and other taxes relating to transactions under this Agreement, including (without limitation) those levied by federal, state, municipal or other governmental authorities will be paid by Smarte, other than those (i) based on Licensor’s income, (ii) assessed from a governmental authority with whom Smarte has a valid reseller tax exemption certificate, or (iii) for which Licensor may obtain a credit or a refund.  Royalties and other payments to be made under this Agreement will be paid by Smarte without any set off, deduction or withholding except such amount (if any) of tax as Smarte is required to deduct or withhold by law.  If either party is required by law to make any tax deduction or withholding, it shall do all things in its power which may be necessary to enable or assist the other party to claim exemption therefrom under any double taxation or similar agreement from time to time in force and shall from time to time give the other party proper evidence as to the deduction or withholding and payment over of the tax deducted or withheld.

(d)

Smarte will provide Licensor with a written quarterly sales report, summarizing the applicable Software-related sales activities, revenue from these sales activities, professional services and all other amounts due to Licensor during the previous calendar quarter all copies of the Software (excluding those referred to at Section 4(e)(ii) below). All amounts due, as calculated in accordance with this Section 4 and based upon such quarterly sales report, are payable to Licensor upon Smarte’s submission of this report.  Smarte will provide a written quarterly sales report within 30 days following the end of each calendar quarter.

(e)

Notwithstanding anything to the contrary herein, Smarte will not be obligated to pay Licensor any fee: (i) for a copy of the Software until the Software (whether standalone or as the Bundled Product) is installed for or by the End User; or (ii) for any copy of the Software distributed as a replacement copy, used internally by Smarte, or used for development, testing, maintenance, support, training, marketing, or demonstration activities.

(f)

Where royalties payable by Smarte in any year of this Agreement do not exceed the minimum amounts payable as set out in Appendix C it will pay any shortfall with the 4th quarterly sales report for the year in question (or on termination of this Agreement if sooner).

(g)

Where any payment due under this Agreement is not made by the date on which it is due (except in the case of a genuine dispute) Licensor may charge interest at 3% above the base rate (or the highest rate permitted by law, if lower) from time to time of Lloyds TSB Bank plc both before and after judgment from the date on which such payment is due to the date on which the payment is made.  Where any genuine dispute is resolved in favor of Licensor then interest will be payable on such amounts as if they had not been disputed.

(h)

Smarte shall at the reasonable request of Licensor (but not more regularly than once in each year of this Agreement) allow an independent third party auditor engaged by Licensor but reasonably acceptable to Smarte, to inspect the records and books of account of Smarte at all reasonable times during normal business hours to the extent they relate to the Software, the Bundled Product, the services supplied by Smarte to End-Users in connection with them or the royalties payable to Licensor under this Agreement.  To the extent that such items relate to the calculation of royalties and other sums due and payable under this Agreement, copies may be made for the sole purpose of the audit enquiry, provided that such copies are returned to Smarte immediately upon conclusion of the applicable audit. Such audits shall be carried out at Licensor's expense, however if the audit proves that Smarte's accounting of royalties was deficient by more than (i) 10% of the money actually due, or (ii) $15,000, whichever is greater, the reasonable and actual cost of such audit (which cost shall not include any amounts associated with compensation to Licensor’s employees) shall be borne by Smarte.  The auditor shall sign a confidentiality undertaking directly with Smarte in a form reasonably acceptable to Smarte prior to undertaking any audit.

5.

WARRANTY.

(a)

Licensor warrants that, for a period of ninety (90) days from the date the Software (whether standalone or as the Bundled Product) is installed by the applicable End User, the Software will perform substantially in accordance with the applicable specifications, including but not limited to the documentation.  In the event Licensor breaches such warranty, in addition to all other remedies available at law or in equity,  Licensor shall (at its option) perform, at no additional charge to Smarte, services to substantially correct any nonconforming or defective Software or replace the nonconforming or defective Software with a conforming or non-defective copy.  The provisions of this Section 5(a) will apply to all sales of software to any End User except where Smarte gives no warranty to the End User or gives a warranty for a shorter period or with more limited remedies in which case the warranty given by Licensor under this Agreement in respect of that End User will be on the same basis (if any) as the warranty given by Smarte to the End User in question.

(b)

Licensor warrants that the services performed hereunder by Licensor will be performed in a good and workmanlike manner and by qualified personnel.

(c)

Licensor further warrants that (i) the Software, and its use and distribution, does not infringe any third party’s copyright, trade secret, trademark, patent right or other intellectual property or proprietary right, (ii) its performance under this Agreement is not or will not be inconsistent with any obligation Licensor may have to others, and, (iii) it has the full right to allow it to provide Smarte with the license and other rights provided for herein.

(d)

The warranties set out at Section 5(a) and 5(c) above do not apply to the extent any failure to comply with either of the warranties is the result of any modification or revision made by Smarte to the Software.

(e)

Licensor warrants that on delivery to Smarte the Software does not contain any Harmful Code. “Harmful Code” mean any program routine, device or other undisclosed feature, including without limitation, a virus, worm, trojan horse, malicious logic or trap door, that is designed to delete, disable, interfere with, perform unauthorized modifications to, or provide unauthorized access to the Software or the End User’s or Smarte’s respective hardware, data or programs.  Licensor agrees to notify Smarte immediately upon discovery of any Harmful Code that is, or is reasonably suspected to be present in, the Software. Licensor will take immediate action, at its expense, to identify and eradicate (or to equip End Users, Smarte and its sub-distributors to identify and eradicate) such Harmful Code and carry out any recovery necessary to remedy any impact of such Harmful Code.

(f)

THE WARRANTIES SET FORTH HEREIN ARE THE ONLY WARRANTIES GIVEN IN RESPECT OF THIS AGREEMENT AND ACCORDINGLY ALL TERMS, CONDITIONS, WARRANTIES, REPRESENTATIONS OR GUARANTEES, WHETHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE ARE HEREBY EXPRESSLY EXCLUDED TO THE FULLEST EXTENT PERMITTED BY LAW.

6.

INFRINGEMENT INDEMNITY.

(a)

Licensor will defend at its expense any actual or threatened claim or suit brought against Smarte, its affiliates, sub-distributors and End Users alleging that the Software, and/or its use or distribution, infringes a patent, copyright, trade secret or other intellectual property right and will pay all costs and damages incurred with respect thereto.  Smarte shall give Licensor (1) prompt written notice of the claim; (2) reasonably requested information that Smarte possesses about the claim; (3) reasonable cooperation and assistance; and (4) sole authority to defend or settle the claim.  In the defense or settlement of the claim, Licensor may obtain for Smarte the right to continue using the Software or replace or modify the Software so that they become non-infringing.  This indemnity will not apply to the extent any such infringement is the result of any modification or revision made to the Software by Smarte or to the extent it arises from the use of the Software with any other software (including any software which forms part of a Bundled Product) unless Licensor contributed to such infringement in the performance of its responsibilities under Section 3(a).

(b)

Except to the extent Smarte is entitled to indemnification under Section 6(a), Smarte will defend at its expense any actual or threatened claim or suit brought against Licensor, its affiliates, sub-distributors and End Users alleging that any revision or modification made to the Software by Smarte or any software with which the Software is sold, and/or its use or distribution, infringes a patent, copyright, trade secret or other intellectual property right and will pay all costs and damages incurred with respect thereto.  Licensor shall give Smarte (1) prompt written notice of the claim; (2) reasonably requested information that Licensor possesses about the claim; (3) reasonable cooperation and assistance; and (4) sole authority to defend or settle the claim.

7.

CONFIDENTIALITY.  Smarte and Licensor each agree that the Proprietary Information of the other party is the confidential property of the other party and its licensors.  Except as expressly allowed herein, each party will hold in confidence and not use or disclose any Proprietary Information of the other party and shall similarly bind its employees in writing.  Each party acknowledges and agrees that due to the unique nature of the Proprietary Information of the other party, there can be no adequate remedy at law for any breach of its obligations hereunder, that any such breach may allow the receiving party or third parties to unfairly compete with the delivering party resulting in irreparable harm to the delivering party, and therefore, that upon any such breach or any threat thereof, the delivering party shall be entitled to appropriate equitable relief (without the posting of any bond) in addition to whatever remedies it might have at law.  "Proprietary Information" means any information, technical data, or know-how relating to a party’s business, research, products, software, services, development, custom software services, inventions, processes, engineering, sales, marketing, techniques, pricing, internal procedures, business, and marketing plans and business opportunities.  Notwithstanding the foregoing, Proprietary Information does not include information, technical data or know-how that: (i) the receiving party can prove through written documentation was in its possession at the time of disclosure; (ii) becomes part of the public knowledge not as a result of any action or inaction of the receiving party; (iii) is disclosed to the receiving party by a third party not in violation of any obligation of confidentiality; or (iv) is independently developed by the receiving party without reference to any Proprietary Information, which can be proven through written documentation.

8.

TERM AND TERMINATION

(a)

Term.  Subject to the terms of this Section 8, this Agreement will continue for an initial term (“Initial Term”) of three (3) years from the Effective Date, and will automatically renew thereafter for additional one (1) year terms (each a “Renewal Term”) unless terminated in accordance with this Section (“Term”).

(b)

Termination by Either Party.  Licensor or Smarte may terminate this Agreement without cause at the end of the Initial Term, or any Renewal Term, by providing written notice to the other at least 180 days prior to the end of such Term.

(c)

Termination for Breach.  Notwithstanding the foregoing, either party may terminate this Agreement (a) upon thirty (30) calendar days written notice to the other party in the event that the other party is in material breach and fails to cure the breach during the notice period; or (b) immediately, if the other party becomes insolvent or seeks protection, voluntarily or involuntarily, under any bankruptcy law.  Termination will not affect (i) either party’s right to recover any money amounts, or require performance of any obligations, due at the time of termination, or (ii) any licenses granted to End Users.

(d)

Rights and Obligations upon Termination.  Upon termination or expiration of this Agreement,

(i)

Each party will promptly remit to the other all unpaid money due as of the effective date of such termination in accordance with the terms and conditions of this Agreement;

(ii)

For a period of two (2) years after expiration of the original Initial Term and/or any Renewal Term, Smarte may continue to use the Software to support Smarte’s sub-distributors and End

Users who have licensed the Software (whether standalone or as the Bundled Product);

(iii)

Licensor will continue to provide Support Services as contemplated by section 5.6 of Appendix B, however where this Agreement is terminated by Licensor pursuant to Section 8(c) for Smarte’s failure to pay amounts owed hereunder Licensor may require Smarte to make payments on account prior to the provision of such services.

(iv)

If Licensor terminated this Agreement pursuant to Section 8(c) (except for Smarte’s failure to pay amounts owed hereunder or for Smarte’s violation of Licensor’s intellectual property rights), for a period of up to six (6) months from the date of such termination, Smarte may distribute the current version of the Software that exists as of the termination date to End Users or sub-distributors with whom Smarte has pre-existing agreements (and Smarte will make payment to Licensor for each copy of the Software distributed during this time period in accordance with Section 4 of this Agreement), or for which Smarte has already paid the applicable royalties to Licensor.

(v)

Smarte may distribute the current version of the Software that exists as of the termination date for

A.

a period of up to twelve (12) months from the date of termination if this Agreement is terminated by either party in accordance with Section 8(b); or

B.

a period equal to the remainder of the Initial Term or the Renewal term (as relevant) plus twelve (12) months if this Agreement is terminated by Smarte pursuant to Section 8(c);

to End Users or sub-distributors with whom Smarte has pre-existing agreements (and Smarte will make payment to Licensor for each copy of the Software distributed during this time period in accordance with Section 4 of this Agreement), or for which Smarte has already paid the applicable royalties to Licensor;

(vi)

If the source code of the Software is released pursuant to Section 3(f), royalty payable to Licensor in respect of the distribution of the Software will be reduced to <**> of the Gross Revenue received by Smarte from the applicable End User.

(vii)

The relevant rights and obligations of the Parties under this Agreement will remain in force to the extent any distribution rights or support obligations continue following termination of this Agreement.

9.

WARRANTS.  Share warrants will be issued to Smarte by Licensor pursuant to a separate Share Warrant Instrument agreed between the parties signed at the same time as this Agreement.

10.

GENERAL

(a)

No Competitive Products.  During the period of time that the Section 2(a) license is exclusive, except pursuant to its relationship with XtreamLok Pty Ltd. created prior to the Effective Date, Smarte shall not acquire, develop, improve or market products that compete with the Software in existence as of the Effective Date provided by Licensor hereunder.

(b)

Governing Law and Legal Actions.  This Agreement shall be governed by and construed under the laws of the state of New York and the United states without regard to conflicts of laws provisions thereof and without regard to the United Nations Convention on Contracts for the International Sale of Goods.  The sole jurisdiction and venue for actions related to the subject matter hereof shall be the state and U.S. federal courts of the state of New York.  Both parties consent to the jurisdiction of such courts and agree that process may be served in the manner provided herein for giving of notices or otherwise as allowed by New York state or U.S. federal law.  In any action or proceeding to enforce rights under this Agreement, the prevailing party shall be entitled to recover costs and attorneys’ fees.

(c)

Force Majeure. No party shall be liable for failure of or delay in performing obligations set forth in this Agreement, and no party shall be deemed in breach of its obligations, if such failure or delay is due to natural disasters or any causes reasonably beyond the control of such party.

(d)

Limitation of Liability.  EXCEPT WITH RESPECT TO SECTION 6, (i) IN NO EVENT WILL EITHER PARTY BE LIABLE FOR ANY INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES OR FOR ANY, LOSS OF REVENUES, LOSS OF PROFITS, LOSS OF REVENUES, LOSS OF GOODWILL, LOSS OF CONTRACTS, OR BUSINESS INTERRUPTION, ARISING FROM OR RELATED TO THIS AGREEMENT, AND (ii) IN NO EVENT WILL EITHER PARTY’S LIABILITY EXCEED THE AMOUNT PAID BY SMARTE UNDER THIS AGREEMENT.

(e)

Survival.  Provisions of this Agreement which, by their terms or their nature, should survive termination or expiration of this Agreement shall survive, including, without limitation, Sections 2(e), 3(g), 5, 6, 7, 8(d) and 10.

(f)

Relationship of Parties.  Both parties are independent contractors under this Agreement. Nothing contained in this Agreement is intended nor is to be construed so as to constitute Smarte and Licensor as partners, agents or joint venturers with respect to this Agreement. Neither party hereto shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other party or to bind the other party to any contract, agreement or undertaking with any third party.

(g)

Notices.  Notices under this Agreement shall be sufficient only if personally delivered, delivered by fax, delivered by a major commercial rapid delivery courier service or mailed by certified or registered mail, return receipt requested to a party at its address and fax number set forth herein or as amended by notice pursuant to this subsection. If not received sooner, notice by mail shall be deemed received 5 days after posting. Notice by fax shall be deemed received at the time sent unless such time is not during a business day, in which case it shall be deemed received on the next business day.  Notice by rapid delivery courier services shall be deemed received on the next business day.

(h)

Assignment.  This Agreement may not be assigned by either party without the prior consent of the other party (and any attempt to do so will be void); however, either party may assign this Agreement to any entity that acquires substantially all of its stock, assets or business.  Subject to the foregoing, this Agreement shall be binding upon, and shall inure to the benefit of, each party’s heirs, successors and assigns.

(i)

Merger or Acquisition Notification.  In the event Licensor receives, or makes, an offer of merger or acquisition, Licensor shall notify Smarte of such offer no later than sixty (60) days from the effective date of closing of such merger or acquisition.

(j)

Further Assurances.  Each party hereto agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

(k)

Entire Agreement.  This Agreement and its attached exhibits supersedes all prior discussions and writings and constitutes the entire agreement between the parties with respect to the subject matter hereof.

(l)

Amendment and Waiver.  This Agreement may be amended, or any provision herein waived, only by a writing executed by both parties. A waiver of any term or condition in any one instance shall not be deemed or construed to be a waiver of such term or condition for any similar instance in the future or of any subsequent breach.  No modification of this Agreement shall be effected by either party’s use of any order form, purchase order, acknowledgement, license, shrink-wrap, boxtop, or clickwrap license, or other form containing additional or different terms.

(m)

Severability.  Any provision of this Agreement that is determined by a competent court or governmental agency to be prohibited or unenforceable in any jurisdiction will, as to such provision and jurisdiction only, be deemed limited or severed to the minimum extent of such prohibition and unenforceability and, subject to such limitation or severance, this Agreement will continue in effect in accordance with its terms and conditions.

(n)

Drafting and Construction. Both parties have fully considered the language, terms and provisions of this Agreement and expressly agree that ambiguities, if any, shall not be construed against the drafter, but shall be resolved in a fair manner without unequal prejudice to any of the parties hereto.

(o)

Counterparts.  This Agreement maybe signed in two counterparts which together shall form a single agreement as if both parties had executed the same document.  Facsimile signatures shall be deemed original signatures.

(p)

Third Party Beneficiaries.  The provisions of this Agreement are for the benefit only of the parties hereto, and, except as specifically provided herein, no third party (including creditors of any party) may seek to enforce, or benefit from, these provisions, or seek redress for any breach or other damage, alleged or proved, under this Agreement.

BIT-ARTS LIMITED	SMARTE SOLUTIONS, INC.
By /s/Danny Chapchal	By /s/Michael Shapiro
Name Danny Chapchal	Name Michael Shapiro
Title CEO	Title CEO
Date August 22, 2002	Date August 21, 2002

APPENDIX A

Software

Bit Arts Technologies

Titanium is for professional software developers and distributors planning to create trialware protected versions of their software for distribution via the Internet, disk or CD-ROM. Titanium features a number of patent pending technologies and seeks to provide a barrier around digital content without impeding operation. Titanium utilizes an intuitive graphical process flow - LicenseFlow -.  The Titanium technology includes technology contained in the products known as Fusion, Crunch, InstallWrap and TrialWrap.

Softlocx comprises an OCX control for developers wishing to integrate copy protection directly into supporting development languages. The OCX protection is achieved with 4 property settings and one line of code. Softlocx contains functionality to e-commerce enable and/or network protect software, and includes a code wizard for the quick generation of protection code in the desired development language.

ServeKey (Win32) is a Win32 development kit (dll/lib) that allows license management functionality directly from within software applications.

ChargeKey (Win32) is a Win32 development kit (dll/lib) that allows e-commerce functionality and license activation directly from within software applications. The SDK can be integrated into software or content viewers (music/video) for complete e-commerce functionality.

EncryptoGen provides protection of Windows, Mac and Java software against the modification of code and offers a strong layer of security around the intellectual property of the software.  Encryptogen is an ideal solution to provide a strong layer of Anti-Piracy and Anti-Reversing code around software products and to prevent them from being modified.

APPENDIX B

Support Services Terms and Conditions

1.

GENERAL

1.1

Scope.

This Exhibit identifies Licensor’s and Smarte's responsibilities in support of the Software (whether standalone or as the Bundled Product).  Smarte accepts primary responsibility for marketing, re-licensing, and support of the Software.  Smarte will act as the principal point of contact for all Smarte End Users experiencing Software problems unless otherwise stated in the Agreement.

1.2

Definitions

Unless otherwise specified or set forth below, all defined terms in the Agreement have the same meaning when used in this Exhibit.

1.2.1

Software Levels.  Software Levels are defined by a Release number, a Version number, and an Update number.

(a)

“Software Release.” A “Software Release” is the publication of the Software for the market that contains substantial additional functionality or improvements over a prior Software Release.  Such releases will be reflected with an associated Software Release number substantially in the form of “Software X.Y.Z.”   The X to the left of the decimal point indicates the Software Release number; example: “Software 1.00.”

(b)

“Software Version.”  A “Software Version” is a change to the Software that provides minor functionality enhancements or improvements that may also address End User identified problems. Such versions often do not require a new marketing promotion and are provided to existing customers for a minimal fee.  Such versions will be reflected with an associated Software Version number substantially in the form of “Software X.Y.Z.”  The Y to the right of the decimal point indicates the Software Version number; example: “Software 1.10.”  Software Version changes do not require an update of the Software Release number to the left of the decimal.  At Smarte’s request, Licensor will deliver updated Software Versions directly to Smarte’s End Users under the terms and conditions outlined in the “Fees” section of the Software License Agreement.

(c)

“Software Update.”  A “Software Update” is a correction to the Software made generally available from Licensor that provides a fix to the Software and typically does not contain new functionality.  Software Updates are provided to enhance the product performance, correct general deficiencies, or maintain the product at a level acceptable to the End User.  Generally, Software Updates are provided without charge to Licensor’s customer base through the use of publicly accessible bulletin boards or Internet sites.  Such updates will be reflected with an associated Software Update number substantially in the form of “Software X.Y.Z.”  The Z to the right of the decimal point indicates the Software Update number; example: “Software 1.01.”  At Smarte’s request, Licensor will deliver Software Updates directly to Smarte’s End Users under the same terms and conditions as it delivers them to its own customers.

1.2.2

"Fixes."   “Fixes” are bug fixes, critical patches, modified documentation or other releases intended to correct feature/function deficiencies in the Software.  Fixes are generally provided to correct specific feature/function deficiencies found in a specific customer environment, although such fixes are often required for the first customer who identifies a specific feature/function deficiency that has not been previously identified.  Such fixes may be incorporated in future Software Updates, Software Versions, or Software Releases.  Fixes do not require immediate change to the Software identification markings.

1.2.3

"Back-end Support" has the meaning described in Section 5.3 of this Appendix B.

1.2.4

"Front-Line Support" has the meaning described in Section 5.3 of this Appendix B.

1.2.5

"Software Maintenance" is activity that directly affects software code in order to correct a Software error.  Software Maintenance includes developing Software Fixes, Software Patches, and Software Updates. Licensor will have the sole responsibility for Software Maintenance.  End Users will receive Software Maintenance from Licensor through Smarte, or as directed by Smarte.

1.2.6

"Software Support" is the activity associated with being the principal and initial point of contact for all Smarte End Users experiencing Software problems including Software errors, either resolving such problems directly with the End User through Front-Line Support efforts, as described in Section 5.3.1 below, or escalating to Licensor for Back-End Support as described in Section 5.3.2 below.  Smarte will provide Software Support directly to its End Users who license the Software through Smarte.

2.

DISTRIBUTION OF NEW SOFTWARE VERSIONS, UPDATES AND FIXES

Licensor hereby grants to Smarte a license to reproduce, use and distribute Fixes, Software Updates and new Software Versions (collectively, “Corrections”) to its End Users.  Smarte may distribute Corrections by any method it chooses including distribution via the World Wide Web, but will not knowingly provide Corrections to parties who have not licensed the corresponding Software Release and will put in place suitable security measures to seek to ensure that only End-Users have access to such items.

3.

TECHNICAL INFORMATION

To the extent available at the Effective Date, and as may become available during the life of the Agreement, Licensor will provide the following, collectively referred to as “Technical Information,” at no charge to Smarte:

3.1

 Problem history database

Licensor will maintain a regularly updated problem history database that includes Knowledge Cases which are used to troubleshoot problems reported to, or discovered by, Licensor.  “Knowledge Case” means a summary of a problem related to the Software and its related resolution.  The Problem History Database will include a description of all changes, enhancements, or problem fixes and will be provided by Licensor or made electronically accessible by Licensor to Smarte.  A new Knowledge Case will be created by Licensor within two (2) business days following the closure of an incident that was escalated to Licensor for Back-End Support and resolution, and will be included in the Problem History Database as indicated above.  Within thirty (30) days after the Effective Date, Licensor will provide Smarte with the Problem History Database in a format acceptable for publishing on Smarte’s Corporate Intranet or made electronically accessible to Smarte in a mutually agreeable electronic format, and during the term of its support obligations to Smarte, Licensor will provide Smarte with updates on a weekly basis unless there have been no Knowledge Cases added or modified during the previous week.

3.2

Support Documentation

All information necessary to install, diagnose, correct and maintain the Software, such as user, operator, service and systems administrator manuals, service test procedures and a list of any special tools and/or service test equipment; installation specifications, documentation for the purpose of problem identification and resolution, technical bulletins, software updates, bulletin board access, web site access and other relevant materials.  Support Documentation will be in an electronic format suitable for reproduction and for publishing on Smarte’s Corporate Intranet, and will be updated from time to time as it becomes available at no cost to Smarte.  Support Documentation currently available will be provided to Smarte as soon as practicable, but not more than thirty (30) days following the Effective Date.  New or updated Support Documentation will be provided to Smarte within thirty (30) days following its creation.

3.3

Rights In Technical Information

Smarte will have the world-wide, royalty free, non-exclusive right to copy, modify and use, or have copied or modified, for internal use, the Technical Information provided by Licensor for the purpose of providing desired manuals, training or support materials, or the like concerning the Software, provided that any Licensor copyrights therein are appropriately acknowledged.  Smarte may distribute such information which is intended for end user customers to its End Users.  Any Smarte modification to the documentation will not change the intended use or misrepresent Software capabilities or otherwise alter Software specifications.

4.

TRAINING

Licensor will provide Software training that will, at a minimum, address the following areas: (a) overview of Software design and architecture, (b) set-up and installation, (c) maintenance and field upgrade, (d) end-user operation and (e) system administration.  Licensor will provide such training for up to ten (10) Smarte personnel at no charge at a mutually agreed upon location (Smarte is responsible for travel and living expenses associated with its personnel).  Additional training classes will be offered to Smarte on the same basis for each subsequent Software Release or Software Version made available as set out in the Agreement.

5.

TECHNICAL SUPPORT

5.1

General Description

Smarte will attempt to resolve Software problems independently using the training and information provided by Licensor.  If a greater level of technical expertise is required, Smarte will engage Licensor in resolving a problem.  Smarte will be the interface to its End User throughout the problem resolution process.  Smarte will provide Licensor with all available information relevant to the problem, including, if applicable, the method used by Smarte to duplicate the problem on its own systems.  Smarte will convey such information promptly to Licensor by whatever means both parties agree are most expedient. Licensor will make available, via telephone or pager number, 7 days per week, 24 hours per day, individuals sufficiently skilled to assist Smarte in problem resolution.  If necessary, Licensor’s technical representative will be available to provide on-site support at the End User’s location.  Smarte and Licensor shall each pay fifty percent (50%) of Licensor’s reasonable costs and expenses incurred in providing such on-site support.

5.2

Technical Support Contacts

Within five (5) business days after the Effective Date, Licensor will provide Smarte in writing with names, telephone and fax numbers, and e-mail addresses for a minimum of three technical support contacts.  One of the names provided will be a senior support executive (at the vice president level or equivalent) who will be available to accept problem escalation from Smarte.  Licensor may change the designated contacts from time to time by providing written notice to Smarte’s designated contact point.

5.3

Levels of Support

Smarte will provide Front-Line Support and Licensor will provide Back-End Support on an as-required basis.

"Front-Line Support."  Smarte will provide Front-Line Support to its direct and indirect users of the Software.  Such support includes call receipt, call screening, incident reporting and tracking, database problem searching and resolution of documented problems, installation assistance, problem isolation, determining the next step in problem resolution (including but not limited to providing a work-around solution or forwarding the problem to the Licensor in accordance with Section 5.3.2) and identification and diagnosis and, if applicable, the distribution of any replacement media, minor updates or maintenance releases.

"Back-End Support."  Back-End Support includes all reasonable commercial efforts to correct the issue with Licensor’s Software when such work is outside the scope of Front-Line Support.  This work may include, but is not limited to,  (a) identifying defective Software source code and general Software shortcomings; and (b) providing corrections, workarounds, Fixes and/or Software Updates to correct Software errors.  Smarte will use reasonable efforts to supply Licensor with sufficient information to enable Licensor to duplicate or identify the Software error.  Licensor will use all reasonable efforts to comply with the following guidelines (“Guidelines”) when involved in problem resolution.  These Guidelines will enable Smarte to meet support commitments.  Time measurement begins when Licensor is first contacted with full details of the Software problem by Smarte.

RESPONSE AND RESOLUTION GUIDELINES

Priority Level	1 – Critical	2 – Urgent	3 – Minor Problem
Priority Level Definition

A problem that critically impacts the End User’s ability to do business.  A significant number of users of the system and/or network are currently unable to perform their tasks as necessary.  System and/or network is down or severely degraded.

		A problem that impacts the End User’s ability to do business, the severity of which is significant and may be repetitive in nature. A function of the system, network or product is impacted.	A minor problem that negligibly impacts the End User’s ability to do business. Also includes questions and/or general consultation.
Initial Response by Licensor to Smarte	12 hours	24 hours	48 hours
Licensor’s Status Updates to Smarte	Every 12 hours	Daily	Weekly
Licensor’s Targeted Resolution Time	1 day	5 days	10 days

The priority level for faults will be allocated by agreement between the parties in respect of each fault.  Each may suggest which priority level they feel is appropriate and the level to apply will be determined by agreement between the parties who will both act reasonably and will use all reasonable endeavours to reach a mutually satisfactory conclusion.

5.4

Continuing Availability

Licensor’s Technical Support will be available to Smarte for (a) all current Software Releases, including all relevant Software Versions and Software Updates and (b) for the immediate two preceding Software Releases, including all their respective Software Versions and Software Updates.

5.5

Reporting

Licensor will provide Smarte with a monthly report that details Licensor’s performance relative to the Response and Resolution Timeframes specified in Section 5.3.  At a minimum, the report will include a complete list of problems escalated to Licensor, the time and date each call was received, a brief description of each problem, its Priority Level, the time between Licensor’s call receipt and Licensor’s initial response, problem status, any associated bug fixes or other code revisions associated with the problem, and if resolved, the date and time of closure, and if not resolved, the anticipated date of resolution.  Licensor and Smarte will agree on a report format no later than thirty (30) calendar days after the Effective Date.  The report will be provided for each month not later than the 15th day of the following month.

5.6

Support Survival

Termination of this Agreement regardless of the reason will not relieve either party from its support obligations arising hereunder prior to such termination.  Rights and obligations defined in this Exhibit which by their nature should survive will remain in effect after termination or expiration of the Agreement.  Should the parties agree to terminate the Agreement, they will work together to develop a mutually agreeable plan to provide continued services to affected End Users.  Licensor agrees to provide Back-End Support to Smarte for no less than two (2) years after termination of this Agreement.

5.7 Exclusions to Software Maintenance

Software Maintenance will not include:

a)

maintenance of software which does not form part of the Software;

b)

maintenance of revisions or modifications to the Software made by Smarte;

c)

maintenance caused by use of the Software on platforms not authorized by Licensor (including without limitation the documentation or statements made by Licensor to Smarte) or by use of the Software other than in accordance with the written instructions of Licensor;

d)

maintenance caused by any attempt to perform Software Maintenance by Smarte.

6.

SOFTWARE CHANGES

Licensor will notify Smarte in writing at least ninety (90) days in advance of any change in the Software that affects function, field maintenance or performance on Smarte Targeted Platforms.  Licensor will also provide to Smarte, free of charge and in advance of any Software Release, BETA copies of Software for the purpose of product and solutions integration and internal training of Smarte Front-Line Support personnel.

APPENDIX C

Charges

Support Services

All Front-line support with the End User will be maintained by Smarte. Licensor will provide Support Services at no cost to Smarte.

Custom Development

For all Custom Development provided to an End User, Smarte shall pay to Licensor <**> of the Gross Revenue received by Smarte as a result of such Custom Development.

For all Custom Development provided to Smarte where such services are not resold to an End User, a fee agreed in respect of such Custom Development between the parties being calculated at rates no greater than the Licensor’s standard rates for such services.

Professional Services

For all Professional Services provided to an End User, Smarte shall pay to Licensor <**> of the Gross Revenue received by Smarte as a result of such Professional Services.

Minimum Royalties

In each calendar quarter of the Term of this Agreement, the parties shall meet to agree upon reasonable minimum royalties for the following calendar quarter based on Smarte's bona fide known forecast for the quarter in question (such agreement not to be unreasonably withheld or delayed).  In the absence of agreement the minimum royalty will be set at 50% of the royalties payable in respect of the immediately preceding quarter, provided that such default minimum royalties shall not be less than 50% of the average royalties payable per quarter in respect of the first two quarters following the signature of this Agreement.  Each quarter’s minimum royalties shall be cumulated to establish the annual minimum royalty described in Section 4(f) of the Agreement.  Notwithstanding the foregoing, no minimum royalty shall be required during the first two (2) calendar quarters following the date the Bundled Product is completed in accordance with Section 4(b) of the Agreement.

APPENDIX D

End User Terms and Conditions

BY CLICKING ON THE "ACCEPT" BUTTON, YOU OR THE ENTITY OR COMPANY THAT YOU REPRESENT ("LICENSEE") ARE UNCONDITIONALLY CONSENTING TO BE BOUND BY AND ARE BECOMING A PARTY TO THIS LICENSE AGREEMENT ("AGREEMENT"). LICENSEE’S CONTINUED USE OF THE DOWNLOADED MATERIALS SHALL ALSO CONSTITUTE ASSENT TO THE TERMS OF THIS AGREEMENT. IF LICENSEE DOES NOT UNCONDITIONALLY AGREE TO ALL OF THE TERMS OF THIS AGREEMENT, CLICK THE "CANCEL" BUTTON AND THE DOWNLOAD AND INSTALLATION PROCESS WILL NOT CONTINUE. IF THESE TERMS ARE CONSIDERED AN OFFER, ACCEPTANCE IS EXPRESSLY LIMITED TO THESE TERMS.

LICENSE GRANT. Subject to the terms of this Agreement, SmarteSolutions, Inc. ("Licensor") hereby grants Licensee a limited, personal, non-sublicensable, non-transferable,  nonexclusive license to use this computer software program and its accompanying documentation ("Software") only for its internal  use and only in accordance with any documentation that accompanies it. Licensee may install and use the Software for only one (1) active concurrent instance of the solution provided by the Software.  Additional instances require payment of additional license fees.

LICENSE RESTRICTIONS. Except as expressly and unambiguously permitted by this Agreement, Licensee shall not, nor permit anyone else to, directly or indirectly: (i) copy (except for a reasonable number of backup copies), modify, or distribute the Software; (ii) reverse engineer, disassemble, decompile or otherwise attempt to discover the source code or structure, sequence and organization of the Software (except where the foregoing is required by applicable local law, and then only to the extent so permitted); or (iii) rent, lease, or use the Software for timesharing or service bureau purposes. Licensee shall maintain and not remove or obscure any proprietary notices on the Software, and shall reproduce such notices exactly on all permitted copies of the Software. As between the parties, title, ownership rights, and intellectual property rights in and to the Software, and any copies or portions thereof, shall remain in Licensor and its suppliers or licensors. Licensee understand that Licensor may modify or discontinue offering the Software at any time. The Software is protected by the copyright laws of the United States and international copyright treaties. This Agreement does not give Licensee any rights not expressly granted herein.

INTELLECTUAL PROPERTY; CONTENT. As a condition to Licensee’s use of the Software, Licensee represents, warrants and covenants that Licensee will not use the Software: (i) to infringe the intellectual property rights or proprietary rights, or rights of publicity or privacy, of any third party; (ii) to violate any law, statute, ordinance or regulation; (iii) to disseminate information or materials in any form or format ("Content") that is harmful, threatening, abusive, harassing, tortuous, defamatory, vulgar, obscene, libelous, or otherwise objectionable; or (iv) to disseminate any software viruses or any other computer code, files or programs that may interrupt, destroy or limit the functionality of any computer software or hardware or telecommunications equipment. Licensee, not Licensor, remains solely responsible for all Content that Licensee uploads, posts, e-mails, transmits, or otherwise disseminates using, or in connection with, the Software. Licensee acknowledges that all Content that Licensee accesses using the Software is at Licensee’s own risk and Licensee will be solely responsible for any damage to any party resulting therefrom.

SUPPORT AND UPGRADES. This Agreement does not entitle Licensee to any support, upgrades, patches, enhancements, or fixes for the Software (collectively, "Support") unless Licensee makes separate arrangements for Support with Licensor and pays any fees associated with such Support.  Any such Support for the Software that may be made available by Licensor shall become part of the Software and subject to this Agreement.

INDEMNITY. Licensee agrees that Licensor shall have no liability whatsoever for any use Licensee make of the Software. Licensee shall indemnify and hold harmless Licensor from any claims, damages, liabilities, costs and fees (including reasonable attorneys’ fees) arising from Licensee’s use of the Software as well as from Licensee’s failure to comply with any term of this Agreement.

WARRANTY DISCLAIMER. LICENSOR PROVIDES THE SOFTWARE "AS IS" AND WITHOUT WARRANTY OF ANY KIND, AND HEREBY DISCLAIMS ALL EXPRESS OR IMPLIED WARRANTIES, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, PERFORMANCE, ACCURACY, RELIABILITY, AND NON-INFRINGEMENT. THIS DISCLAIMER OF WARRANTY CONSTITUTES AN ESSENTIAL PART OF THIS AGREEMENT. SOME STATES DO NOT ALLOW LIMITATIONS ON HOW LONG AN IMPLIED WARRANTY LASTS SO THE FOREGOING LIMITATIONS MAY NOT APPLY TO YOU.  LICENSOR IS NOT RESPONSIBLE, AND SHALL HAVE NO LIABILITY, FOR LICENSEE’S USE OF THE

 SOFTWARE OR THE SOFTWARE’S PERFORMANCE.  LICENSOR DOES NOT WARRANTY OR GUARANTEE THAT LICENSEE’S USE OF THE SOFTWARE TO BE UNINTERRUPTED OR ERROR FREE.

LIMITATION OF LIABILITY. UNDER NO CIRCUMSTANCES AND UNDER NO LEGAL THEORY, INCLUDING, BUT NOT LIMITED TO, TORT, CONTRACT, NEGLIGENCE, STRICT LIABILITY, OR OTHERWISE, SHALL LICENSOR OR ITS SUPPLIERS OR RESELLERS BE LIABLE TO LICENSEE OR ANY OTHER PERSON FOR ANY INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES OF ANY CHARACTER INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOST PROFITS, LOSS OF GOODWILL, WORK STOPPAGE, ACCURACY OF RESULTS, COMPUTER FAILURE OR MALFUNCTION, OR DAMAGES RESULTING FROM YOUR USE OF THE SOFTWARE., LICENSOR’S LIABILITY FOR DAMAGES OF ANY KIND WHATSOEVER ARISING OUT OF THIS AGREEMENT SHALL BE LIMITED TO THE FEES PAID BY LICENSEE. THE FOREGOING LIMITATIONS SHALL APPLY EVEN IF LICENSOR SHALL HAVE BEEN INFORMED OF THE POSSIBILITY OF SUCH DAMAGES. SOME STATES DO NOT ALLOW THE EXCLUSION OR LIMITATION OF INCIDENTAL OR CONSEQUENTIAL DAMAGES, SO THE ABOVE LIMITATION AND EXCLUSION MAY NOT APPLY TO YOU.

TERM AND TERMINATION. This Agreement shall continue until terminated as set forth in this section. Licensee may terminate this Agreement at any time. Licensor may terminate this Agreement immediately if Licensee violates any provision of this Agreement. Any termination of this Agreement shall also terminate the licenses granted hereunder. Upon termination of this Agreement for any reason, Licensee shall destroy and remove from all computers, hard drives, networks, and other storage media all copies of the Software, and shall so certify to Licensor that such actions have occurred. Licensor shall have the right to inspect and audit Licensee’s facilities to confirm the foregoing. Sections 2 and 5 through 13, and all accrued rights to payment, shall survive termination of this Agreement.

GOVERNMENT USE. If Licensee is part of an agency, department, or other entity of the United States Government ("Government"), the use, duplication, reproduction, release, modification, disclosure or transfer of the Software is restricted in accordance with the Federal Acquisition Regulations as applied to civilian agencies and the Defense Federal Acquisition Regulation Supplement as applied to military agencies. The Software is a "commercial item," "commercial computer software" and "commercial computer software documentation." In accordance with such provisions, any use of the Software by the Government shall be governed solely by the terms of this Agreement.

EXPORT CONTROLS. Licensee shall comply with all export laws and restrictions and regulations of the Department of Commerce, the United States Department of Treasury Office of Foreign Assets Control ("OFAC"), or other United States or foreign agency or authority, and Licensee shall not export, or allow the export or re-export of the Software in violation of any such restrictions, laws or regulations. By downloading or using the Software, Licensee agrees to the foregoing and represents and warrants that Licensee is not located in, under the control of, or a national or resident of any restricted country.

MISCELLANEOUS.  This Agreement may be amended only by a writing executed by both parties. If any provision of this Agreement is held to be unenforceable for any reason, such provision shall be reformed only to the extent necessary to make it enforceable. The failure of Licensor to act with respect to a breach of this Agreement by Licensee or others does not constitute a waiver and shall not limit Licensor’s rights with respect to such breach or any subsequent breaches. This Agreement is personal to Licensee and may not be assigned or transferred for any reason whatsoever (including, without limitation, by operation of law, merger, reorganization, or as a result of an acquisition or change of control involving Licensee) without Licensor’s consent and any action or conduct in violation of the foregoing shall be void and without effect. Licensor expressly reserves the right to assign this Agreement and to delegate any of its obligations hereunder. This Agreement shall be governed by and construed under Texas law as such law applies to agreements between Texas residents entered into and to be performed within Texas.  The party prevailing in any dispute under this Agreement shall be entitled to its costs and legal fees.

 [ACCEPT]

[CANCEL]

APPENDIX E

Bundled Product Specifications

Enhanced Functionality – SmarteSECURE Application SmarteMANAGER

V2.0 GA

Market Requirements and Productization Definition v.1.5

Issued : August 23, 2002

Product Marketing

Smarte Solutions

611 South Congress Avenue, Suite 350

Austin, Texas 78701

© 2002 Smarte Solutions, Inc.

Confidential -- Distribution prohibited without written permission

Confidential and Proprietary Information

This document is the property of Smarte Solutions, Inc., 611 South Congress Avenue, Suite 350, Austin, TX 78704. It contains CONFIDENTIAL AND PROPRIETARY INFORMATION of Smarte Solutions.

Smarte Solutions considers information included in this documentation to be its Proprietary Information. Your access to and use of this Proprietary Information are subject to the terms and conditions of the Smarte Solutions non-disclosure agreement, which has been executed and with which you agree to comply.

This document is disclosed only to those persons or entities who have agreed not to disclose or use the information contained herein, except as authorized in writing by an officer of Smarte Solutions.

•

No part of this documentation may be stored in a retrieval system, transmitted, or reproduced in any way, including but not limited to photocopy, photograph, magnetic or other record, without the prior agreement and written permission of Smarte Solutions.

This document shall not be used to contractually commit any specific feature, function or date of availability. Therefore, it shall not be referenced in any commercial or contractual document where it may be understood as legally or (business) ethically binding.

•

This document is not to be seen as a full specification, complete design, and/or comprehensive low-level technical/functional requirements specification.

UNAUTHORIZED POSSESSION, DISCLOSURE, OR OTHER USE OF THE INFORMATION CONTAINED HEREIN IS PROHIBITED BY FEDERAL AND STATE LAW. If you have obtained this document in error, please notify us by telephone immediately at (512) 443-8749. We will arrange for the return of this document.

THIS INFORMATION IS PRE-RELEASE AND SUBJECT TO CHANGE.

Document Revision History:

Document Title:

Market Requirements and Productization Definition – SmarteSECURE Application Module v2.0

Authors:

Product Marketing

Creation Date:

July 15, 2002

Version	Date	Author	Change / Comment
0.1	07/15/02	P. Lane	Initial draft
0.2	07/23/02	P. Lane	Completed Bit Arts feature table, Trialwrap feature modifications after review with Surya and productization definitions
0.3	08/07/02	P. Lane	Includes Smarte feedback and enhancement prioritization
0.4	08/21/02	B. Vish	Includes Bit-Arts feedback and feedback from Surya
0.5	08/23/02	B. Vish	Includes Richard’s matrix and Smarte’s internal team feedback

Document Sign-Off:

Function	Date	Signature
CEO
President and CTO
VP of Marketing
VP of Development
VP of Sales
Product Manager
Principle Architect
Development Manager
Quality Assurance Manager
Technical Document Manager
Support Manager

Statement of Direction

Release Theme:

Modularization to deliver on our promise of Piracy Management for Profitability

Smarte Solutions' next-generation software brings a whole new approach to managing piracy. From its inception, Smarte Solutions Piracy Management Suite was designed to provide software manufacturers and content creators an immediate return on investment, by not only preventing unintended use, but also significantly increasing legitimate sales and decreasing production and distribution costs.

Our solution not only closes the gap to stop revenue loss.  We also open new opportunities to recover revenue from previously unauthorized users, and help you build new channels and revenue streams, turning piracy into a real competitive advantage and increase bottom-line profits.

Elevator Pitches:

SmarteSECURE™ offers powerful protection of application software and intellectual property.  SmarteSECURE is a tested and proven product that provides companies who distribute products online (electronically distributed) and offline (distributed on CD media) with a complete security solution to protect software and digital files or IP (intellectual property).  It balances product protection with end user ease of use resulting in revenue retention and upsell opportunities.  The software manufacturer can now opt to allow a complete, time-based or partial install, or block the install altogether rendering the pirate copy useless.

SmarteMANAGER™ provides robust CD, concurrent & electronic license management.   SmarteMANAGER delivers a robust license management solution that supports concurrent, electronic and CD/electronic combination distribution environments.  It provides customers with the flexibility to offer their products in whatever format they choose -- on a trial, limited use or full purchase basis.  In addition, the automated process of seat license management eliminates the confusing paper trail of authorized user access which results in time and cost savings.

Coverage:

This release shall include the modularization of the Bit Arts security technologies (Titanium, Soflocx, Trialwrap, Installwrap, Fusion, Crunch, Titan, Chargekey and Servekey, Servekey2, Titanium SDK, Servekey SDK Encryptogen) and the introduction of new functionality.  Below is a list of areas to be included in the release:

Modularization

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Separation of Bit-Arts security technology capabilities into SmarteSECURE, SmarteMANAGER and Smarte Developer Toolkit (SDK) products.

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Multi-tiered packaging including OEM integrateable packages, direct license model, co-branded reseller package, turnkey service model, onsite hosting/ISP hosted transaction and commerce applications and hosted demonstration sites.

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Common management platform for reporting and system administration (ie common across the Smarte Suite of products).

SmarteSECURE Application Module

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Base application protection and packaging.

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Base process flow elements.

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Support for creating demonstration versions of the protected application.

SmarteMANAGER

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Base protection.

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Desktop license management.

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Network license management.

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Concurrent license management

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CD license management.

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License administration.

Development Kit

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Wizard development and deployment.

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Com element extension.

•

Full customization tools and techniques at the code level

•

Third party product integration.

Architecture

•

Interoperability (import/export).

•

Integration of serialization CD’s.

•

Soft-id.

•

Personalization (web layout, “My shortcuts”).

•

Local language support for FIGS and double-byte systems.

•

Branding.

Out of Scope:

Additional capabilities that were originally scheduled for the SmarteSECURE v2.0 General Availability include:

•

Hot sync of a remote workstation.

•

Auto Diagnostics.

•

WAP.

•

Competitive product capabilities.

•

Integration of SmarteSECURE application and content modules.

Target Market

Smarte designs, markets and sells solutions that protect software and digital information products while enhancing the distribution and marketing-related capabilities of those protected products.  Smarte’s vision is to drive the expansion of the Piracy Management market as the leading developer, influencer, consolidator, and distributor of solutions to manage piracy for profitability. To achieve this vision, Smarte has made its mission one to create the most robust, yet versatile, piracy management solutions, educate the target industry about these cost-saving and revenue-maximizing solutions, and deliver exacting solutions that fulfill customer needs and solve real business problems.

Market Opportunity

Piracy is a pervasive issue throughout the software and information industry. The issue is not merely how to prevent revenue losses caused by piracy or the unlicensed usage of digital assets, but also includes the element of how to effectively capitalize on real demand for product. Smarte offers a well-rounded set of piracy management solutions that address revenue loss, revenue recovery, and revenue enhancement.

The need for piracy management solutions has, most recently, reached critical mass. The growth in awareness of the issue of piracy has begun to substantially affect corporate strategy within prominent software manufacturers, spurred a host of actions by the U.S. Federal Government to protect national economic/security interests, and resulted in burgeoning coverage from media outlets and research firms alike.

Based on available market research, Smarte projects a necessary evolution of the traditional early stage DRM market into a broader, more powerful piracy management market. Piracy Management is an emerging market of which Smarte is a pioneer. The Piracy Management market is defined as the nexus of solutions that provide piracy prevention with full enablement of enhanced distribution opportunities and integrateable asset management capabilities. Digital asset management delves into such corporate processes as Customer Management, Revenue Management, Intellectual Property (IP) Protection, Selling/Commerce Strategy, and Digital Security.

This vision of market evolution represents a migration of traditional DRM into true piracy management, where Digital Protection is a basic necessity and Asset Management is the key to maximizing market share – an evolution from revenue protection only to revenue protection, recovery, and enhancement.

Size

Piracy management is an emerging market of which Smarte is a pioneer.  The estimated amount of dollars spent on such solutions is projected to grow from $96 million in 1995 to over $12 billion in 2005 (source: IDC 2002).  The equates to an 162% CAGR and indicates that the market is in an emerging and growth period – the ideal time to enter.

Value

According to the BSA – “Digital piracy poses one of the single greatest threats to the success of the information economy. It undermines the confidence that creators and consumers place in their commercial interactions over networks.”  Through 2005, piracy management deployments will achieve in excess of 20% in revenue-enhancement benefits as well as a strong ROI within 6 months of deployment.  (source: blend of IDC, IDSA, Yankee and direct customer and prospect feedback.)    The goal of a piracy management solution is to offer immediate revenue realization to our customers and channel partners.

Target Vertical Markets

As piracy is a prevalent and a well-recognized concern across the industry, Smarte has chosen to focus its initial sales and marketing efforts on target markets that show the greatest amount of pain and are highly leveraged from one to the other.  Therefore, Smarte is focusing on the following markets within the broader software and information industry:

•

Game and Entertainment Software where a primary issue is how to capitalize on real (total) product demand, efficiently converting it into legitimate revenue.

•

Educational Software and Extender Learning Courseware where a primary concern is how to prevent unauthorized sharing and reproduction of software and materials (digital content).

•

Online Content where a primary issue is how to secure access to online content from password abuse (sharing) and identity fraud.

•

Business Software where a primary issue is how to cost-effectively counteract the tide of global piracy that results in one of every three existing products being used illegitimately used.

Solution Value Proposition

Piracy Management is a business strategy that aims to enhance an enterprise’s ability to not only eliminate the unauthorized usage of their intellectual property, but to turn unlicensed users into paying customers.  It provides a vehicle for customers to quickly garner additional market share while enhancing and defining new revenue streams and opening new channels to better market, sell and service end customers.

NEEDS TO BE COMPLETED

This document will look at application protection and license management in depth and identify the capability that are required of the product to implement innovative piracy management practices.  The intent is to give the customers of Smarte as well as the professional services team the building blocks for which to configure protection workflows and deploy complex license management schemes quickly and efficiently.

Component & Resource Assessment

The functionality described within this document affects the following areas:

•

SmarteKEY interoperability

•

Common backend management and reporting platform (i.e. integration of all utilities and reporting capabilities such as NetSPY, etc.)

•

SmarteSECURE Content Module

•

Interoperability with third party serialization schemes

•

SmartePAY and Charge Key integration / interoperability

Business Risks, Dependencies, Impacts

SmarteSECURE and SmarteMANAGER 2.0 General Availability release.  General Availability of SmarteSECURE application and SmarteMANAGER 2.0 is built upon the currently generally available Bit-Arts product line.  Extensions of the product line include the modularization of the technology and multi-tiered product packaging, which lend themselves to the building blocks for Innovative Practices in the areas of Intellectual Property protection, Robust License Management, Revenue and Channel Management tactics and techniques, as well as basic Piracy Management ROI.

Ease of Configuration.  Users need flexibility to adapt their solutions.  Business users must be able to configure discrete protection and license actions, processes and business rules through an easy-to-use interface.  Power administrators must be provided with more powerful tools and access that are still easy-to-use, but provide additional capabilities resulting in faster configuration and extension of the system.  Configuration must be process-based (decision flows) rather than implementation based (stages & steps), and configuration should not be permitted to introduce errors.

Channel Adaptability.  Channel partners rely on value-added solutions that are easy to sell and deliver.  The system must be able to provide Channel partners a reliable and robust solution that compliments their business model and provides a means of differentiation to their competition.  Users must be provided with process context and guidance throughout the system as well as a user interface that is welcoming and easy-to-use.  Tasks within those processes must be simple to perform.  A historical log of all processes and license definitions should be made easily available for future reference and reoccurring fulfillment.

Bit-Arts Customer Transition and Market Traction.  Current customers must see increased value in the new solution.  The current Bit-Arts customers must see significant value-add to the Smarte Suite in order to transition to the new product line.  Special communications, pricing and bundle offerings will be made available to assist with the transition.  These customers must be rewarded for their early investment and for their continued support to accelerate market traction.

Release Criteria

Release Criteria will be used as a factor in determining GA Readiness.  It is based on:

•

Completion of all branding activities

•

Modularization of the Bit-Arts product into the respective Smarte products

•

Packaging to support the distribution and implementation methodologies

•

Technical capability and performance verification

•

Full quality assurance test verification

Platform dependencies include all 32-bit Windows operating systems only.  Known limitations will be documented and included in the appropriate release notes.

References

While there are many inputs to this document, the main sources are

•

Titanium help files and supporting technology documents

•

Usability research

•

Product offering matrix

For distribution and rollout information refer to the PRT project plan and release document.

Business Process Flow

THIS SECTION IS INCOMPLETE – USE CASE AND PROCESS FLOWS WILL BE ADDED DURING THE DOCUMENT REVIEW CYCLE

Product Capabilities Description

<** 21 PAGES WERE OMITTED AT THIS POINT BASED ON THE CONFIDENTIAL TREATMENT REQUEST**>

Product Packaging, Distribution and Documentation

SmarteSECURE and SmarteMANAGER will be in a sold and delivered in the following multi-tiered fashion:

•

Direct to software publishers -- software license (with optional maintenance and support) or on a turnkey fulfillment basis.

•

Indirect through channel partners – turnkey fulfillment basis with optional onsite hosting.

•

OEM integrateable module – embed the capabilities within a third party solution (such as a distribution framework, etc.)  This packaging would include the ability to private label and customize the help system.

•

Specialty bundles – promotional bundling with and without other Smarte and third party products.  This includes the ability to package any of the Development Kit utilities.

•

SmarteXperience professional services -- customize or extend the product offering.  The team will utilize (but not limited to) the Development Kit utilities to deliver these services.

Although the solution suite can be deployed in a hosted environment, Smarte will not include hosting services as a standard deployment offering.  Rather it will rely on channel partners or third party ISP/ASP’s to fulfill on any production hosting requests.

For product demonstrations and Proof of Concept scenarios, Smarte will create a simulation environment at the Phoenix location to illustrate all online and offline capabilities.

The product will be delivered in the following packages:  (Note:  With the exception of the
Getting Started Guide, all documentation will be supplied within the online help system.  Hard copies can be obtained for a nominal fee.)

	Software License	OEM Package (Optional Private Label version)	Turnkey Fulfillment	Demo / POC	Channel Package
CD-ROM/ Help Files	✓	✓	☒	✓	✓
Welcome Letter	✓	✓	☒	✓	✓
Getting Started Guide	✓	✓	Modified	Modified	✓
Release Notes	✓	✓	Modified	Modified	✓
Users Guide	Online only - Hard copy optional	Online only - Hard copy optional	☒	☒	Online only - Hard copy optional
Administration Guide	Online only - Hard copy optional	Online only - Hard copy optional	☒	☒	Online only - Hard copy optional
Development Guide	☒	✓	☒	☒	✓
Sample Guide	☒	☒	☒	✓	✓
Tutorials	✓	✓	✓	✓	✓
Support and Maintenance	✓	✓	Modified	☒	✓

Demonstration Samples

THIS SECTION IS INCOMPLETE – USE CASE AND PROCESS FLOWS WILL BE ADDED DURING THE DOCUMENT REVIEW CYCLE

Licensing and Pricing Models

SmarteSECURE and SmarteMANAGER will be in a sold and delivered in the multi-tiered fashion as described in the Product Packaging section above.  The licensing and pricing models described in this section support these packaging options.

Licensing Models

The following licensing models and documents will be developed in support of the requisite product distribution scenarios:

SmarteSECURE

click-wrap license (electronic)

SmarteMANAGER

click-wrap license, privacy statements (electronic)

Channel

as-is distribution license (paper)

OEM

resell and distribution license (paper)

SmarteXperience

as-is development and usage license (paper)

Support/Maintenance

support agreement (paper)

Pricing Models

Products are priced according to the delivery mode in which it was sold.  In summary:

•

Direct to software publishers – application license fee per title.  A distribution fee (electronic downloads) and/or royalty fee (media) is added based on quantity banding.

•

Indirect through channel partners – royalty percentage of the deal.

•

OEM integrateable module – royalty percentage of sales and a development/integration fee as appropriate.

•

Specialty bundles – promotional pricing dependant on package attributes.

•

SmarteXperience professional services – service packages (fixed fee) or hourly rate ($150/hour).

For details on all pricing policies, see the Smarte Solutions Pricing document.

Professional Services (Training, Maintenance, Support, Custom Development)

The SmarteXperience professional services team delivers on all billable projects.  This includes, but is not limited to onsite and course led user training, product maintenance and support as well as custom development and customer requested product extensions.  This section focuses on the user training, maintenance and support as well as custom development offerings as it relates to SmarteSecure application and SmarteMANAGER.

User Training

Based on our sales and distribution model, there are several constituents who require product training.  This includes:

•

Development managers using the software to protect their application

•

Testing personnel required to validate the protection and/or license scheme prior to release

•

Administrators responsible for maintaining the systems and issuing user privileges

•

Corporate personnel interested in obtaining an overview of the systems capabilities

SPECIFIC COURSES AND REQUISITE MATERIALS WILL BE DEFINED DURING THE REVIEW CYCLE

Maintenance and Support

Maintenance and support will be offered at 20% of the license fee.  It will include all software updates and bud fixes, with upgrades offered at a 50% discount rate.  These updates will be distributed via a secured support site and will periodically rolled into a maintenance release.

Smarte will provide all front line support to the customer base; BitArts will supply second and third line support to Smarte.

The current BitArts products will be “End of Lifed”.   PROGRAM DETAILS TO BE DEFINED

A developers program will be created to support product extensions.   PROGRAM DETAILS TO BE DEFINED

Custom Development

All custom development will be defined, scoped and bid on an individual basis.  The appropriate development manager as well as the executive team, at a minimum, will review each proposal.  Custom development projects can fall into two categories:  Zero-sum development (core functionality accelerated to meet customer demand) or true custom work (not planned as a core feature).  If the work is considered zero-sum, every effort will be made to leverage the development done such that it can be incorporated into an upcoming release.  Custom work is always considered as-is and warranted as such.

APPENDIX F

1.

Smarte Logos, Branding (such as Help, About Us, Popup Screens, Graphic Elements, Documentation, Installation etc.), Legal notices (such as EULA – End User License Agreement) and Conversion of Text from UK to US format.

2.

Bug Fixes noted in Appendix E

3.

SmarteCD Element fix with Exception List as defined in Tech bulletin

4.

Separation of Bit-Arts Software components into Bundled Product (SmarteSECURE – IP protection, SmarteMANAGER – License Management, Dev Kit – other supporting modules) as applicable to Shrink Wrap version, Channel version and OEM version

5.

ServeKey II deliverable for installation and integration at Smarte

6.

Smarte onsite visit by Bit-Arts support for Installation, Training and Testing of Bundled Product